UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: November 12, 2013

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of incorporation or organization	(IRS Employer Identification No.)

No. 1 Weiyou Road, Economic & Technology Development Zone,
Shuangcheng, Heilongjiang Province, P.R. China	150100
(Address of principal executive offices)	(Zip Code)

86-451-5311-7055
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

By this report, Advanced Battery Technologies, Inc. is publishing a Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear, which document is filed as an exhibit to this report.  The Notice advises that on December 13, 2013 a hearing will be held in the United States District Court for the Southern District of New York regarding a proposed settlement of the derivative action titled Carl Braun v. Zhiguo Fu et al. (Index No. 11 Civ. 4384), the application for attorneys’ fees and expenses by plaintiff’s counsel, and whether an Order and Final Judgment should be entered. The Notice sets forth the procedures which must be followed by any person who objects to the proposed settlement, the Order and Final Judgment, and/or the application for attorneys’ fees and expenses, or who otherwise wishes to be heard, in order to appear in person or by his/her attorney at the hearing.

Item 9.01                      Financial Statements and Exhibits

Exhibits

99.1	Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.
Dated: November 12, 2013	By:/s/ Zhiguo Fu
Zhiguo Fu, Chief Executive Officer